Exhibit 10.13

NAME OF SUBSCRIBER: _________________

Brownie’s Marine Group, Inc.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to you in connection with your subscription for a unit of the securities of Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), with the unit (the “Unit”) consisting of 50,000,000 shares of common stock, par value $0.0001 per share (the “Shares”); 50,000,000 eighteen month common stock purchase warrants exercisable at $0.01 (the “Warrants”). The form of Warrants is attached as Exhibit A to this Agreement and is incorporated herein by such reference. The Company is conducting a private placement (the “Private Placement”) of the Unit at a purchase price of $500,000 per Unit in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D under the terms of this Agreement. All subscription proceeds will be directly paid to the Company. The proceeds from this offering shall be used for research, development and production of the Company’s BLU3 products and administrative expenses related thereto, and general working capital at the discretion of the management of the Company.

1.	SUBSCRIPTION AND PURCHASE PRICE.

(a)	Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase the Unit as indicated on page 9 hereof on the terms and conditions described herein.

(b)	Purchase of Securities. The undersigned understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Unit shall be $500,000 (the “Purchase Price”). Payment of the Purchase Price shall be made by the undersigned, by: (1) certified or bank check made payable to “Brownie’s Marine Group, Inc.” or (2) wire transfer of immediately available funds, contemporaneously with the execution and delivery of the Subscription Agreement, to “Brownie’s Marine Group, Inc.,” pursuant to the wire instructions attached hereto, or (3) a combination of (1) and (2) above.

2.	ACCEPTANCE AND CLOSING PROCEDURES.

(a)	Acceptance or Rejection. The undersigned understands and agrees that this subscription may be accepted or rejected by the Company, in whole or in part, in its sole and absolute discretion, and if accepted, the Unit, including the Shares and Warrants purchased pursuant hereto, will be issued only in the name of the undersigned as specified on the signature page of this Agreement. In the event of rejection of the Agreement by the Company, this Agreement shall thereafter have no force or effect, and the Company shall promptly return or cause to be returned to the undersigned the purchase price, without interest thereon or deduction therefrom.

(b)	Closing. Closing shall occur upon the acceptance by the Company of the Agreement and payment of the Purchase Price.

1

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The undersigned makes the following agreements, representations, declarations, acknowledgments and warranties to the Company in making the sale of the Unit with the intent that they be relied upon in determining the undersigned’s suitability as a purchaser of the Unit:

(a)	The undersigned has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

(b)	The undersigned acknowledges that the offering and sale of the Unit is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D and/or Rule 506(b) promulgated thereunder. In furtherance thereof, the undersigned represents and warrants as follows:

(i)	The undersigned realizes that the basis for the exemption from registration may not be available if, notwithstanding the undersigned’s representations contained herein, the undersigned is merely acquiring the Unit for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

(ii)	The undersigned is acquiring the Unit solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or resale in connection with, any distribution of the Unit;

(iii)	The undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge all or any part of the Unit for which the undersigned hereby subscribes, and the undersigned has no present plans or intentions to enter into any such contract, undertaking or arrangement;

(iv)	The undersigned has the financial ability to bear the economic risk of the undersigned’s investment, has adequate means for providing for the undersigned’s current needs and contingencies, and has no need for liquidity with respect to the undersigned’s investment in the Company; and

(v)	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Unit Securities (as defined below). If other than an individual, the undersigned also represents it has not been organized for the purpose of acquiring the Unit.

(c)	The undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(d)	The undersigned has been provided access via the Securities and Exchange Commission (the “Commission”) public website at www.sec.gov with access to copies of the Company’s Annual Report on Form 10-K for the period ended December 31, 2017, the Company’s Quarterly Report for the period ended September 30, 2018 and the Company’s other filings with the Commission (collectively, the “SEC Reports”), and represents and warrants that it has read and reviewed these reports (including the “Risk Factors” contained therein), together with the Company’s other filings with the Commission. The undersigned acknowledges that the Company has made available to the undersigned or provided the undersigned the opportunity to review all SEC Reports and this Agreement, and has allowed the undersigned an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the SEC Reports and this Agreement. The undersigned further acknowledges that the undersigned has received all information concerning the Company, the Company’s business, and all other information necessary for the undersigned to invest in the Company.

2

(e)	The undersigned is not relying on the Company with respect to economic considerations involved in this investment. The undersigned is capable of evaluating the merits and risks of an investment in the Unit as such are described in the SEC Reports.

(f)	The undersigned represents, warrants and agrees that he will not sell or otherwise transfer the Unit, including the Shares, the Warrants and the shares of common stock issuable upon the exercise of the Warrants (collectively, the “Unit Securities”), without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the undersigned must bear the economic risk of the purchase of Unit because, among other reasons, the Unit Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the undersigned is aware that Unit Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The undersigned also understands that the Company is under no obligation to register the Unit Securities on the undersigned’s behalf or to assist the undersigned in complying with any exemption from registration under the Securities Act or applicable state securities laws. The undersigned understands that any sales or transfers of Unit Securities are further restricted by state securities laws and the provisions of this Agreement. The undersigned further acknowledges that on the Closing the undersigned shall be an “affiliate” of the Company, as such term is defined under the Securities Act, which shall subject the undersigned to insider trading restrictions.

(g)	No representations or warranties have been made to the undersigned by the Company or any of its officers, employees, agents, affiliates or subsidiaries, other than any representations contained herein and in the SEC Reports, and in subscribing for the Unit the undersigned is not relying upon any representations other than any contained herein or in the SEC Reports.

(h)	The undersigned understands and acknowledges that the undersigned’s purchase of the Unit is a speculative investment that involves a high degree of risk and the potential loss of the undersigned’s entire investment in the Unit and has reviewed the “risk factors” contained in the SEC Reports. The undersigned is able to bear the loss of the undersigned’s entire investment in the Unit. The undersigned further acknowledges that (i) there is currently a limited public market for the Shares and that there are no assurances an active public market for the Shares will ever be developed, and (ii) there is no public market for the Warrants and there is no expectation one will ever be developed.

(i)	The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth, and an investment in the Unit will not cause such overall commitment to become excessive.

3

(j)	The undersigned should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The undersigned represents that the amounts invested by it in the Company were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(k)	To the best of the undersigned’s knowledge, none of: (1) the undersigned; (2) any person controlling or controlled by the undersigned; (3) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned; or (4) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representations set forth in the preceding paragraph. The undersigned agrees to promptly notify the Company should the undersigned become aware of any change in the information set forth in these representations. The undersigned understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the undersigned, either by prohibiting additional subscriptions from the undersigned and/or segregating the assets in the account in compliance with governmental regulations.

(l)	To the best of the undersigned’s knowledge, none of: (1) the undersigned; (2) any person controlling or controlled by the undersigned; (3) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned; or (4) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

(m)	If the undersigned is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the undersigned receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the undersigned represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4

(n)	(For ERISA plans only) The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the plan’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company’s is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The undersigned fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the undersigned fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(o)	The undersigned understands and agrees that the certificates for the Unit Securities shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective, or (ii) in the opinion of counsel for the Company, such securities may be sold without registration under the Securities Act as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(p)	The undersigned is unaware of, is in no way relying on, and did not become aware of the offering of the Unit directly or indirectly through or as a result of, any form of general solicitation or general advertising including, without limitation, any press release, article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet (including without limitation, internet “blogs,” bulletin boards, discussion groups or social networking sites) in connection with the offering and sale of the Unit and is not subscribing for the Unit and did not become aware of the offering of the Unit through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally.

(q)	The undersigned: (i) if a natural person, represents on its behalf; or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock corporation or other entity, represents on its behalf and the behalf of its officers, directors and principal stockholders, connected with the undersigned at the time of this Agreement, that it is not subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3).

5

(r)	The undersigned acknowledges and agrees that the Company’s common stock is publicly quoted on the OTC Pink Sheets and that by accepting this Agreement the Undersigned agrees with the Company to maintain in strict confidence all non-public information, including, but not limited to, the existence of the offering and any other non-public information regarding the Company obtained from this Agreement and any other transaction document and/or from the Company and/or it authorized agents. The Company has caused these materials to be delivered to the Undersigned in reliance upon such agreement and upon Rule 100(b)(2)(ii) of Regulation FD as promulgated by the Commission.

(s)	The undersigned has had the opportunity to review the Agreement and Warrants with its own legal counsel and tax advisors. The undersigned is not relying on any statements or representations of the Company or its agents for legal or tax advice with respect to this Agreement or the Warrants.

(t)	The foregoing representations, warranties, and agreements shall survive the acceptance of this Agreement by the Company. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of delivery of this Agreement and accompanying documents to the Company and shall survive such delivery.

4.	THE COMPANY’S REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, agrees with and represents and warrants to the undersigned, as follows:

(a)	The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms.

(b)	The Shares and Warrants, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable.

(c)	Neither the execution and delivery nor the performance of this Agreement by the Company will conflict with the Company’s Articles of Incorporation or Bylaws, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

(d)	The SEC Reports have been made available to the Purchaser via www.sec.gov. Since January 1, 2016 none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. Except with respect to the material terms and conditions of the transactions contemplated by the this Agreement, the Company confirms that neither it nor, to its knowledge, any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information.

6

5.	INDEMNITY.

The undersigned agrees to indemnify and hold harmless the Company and its officers and directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the undersigned, or the undersigned’s breach of, or failure to comply with, any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any of the foregoing in connection with this transaction.

6.	LEGENDS.

FOR ALL INVESTORS:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNITS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS AGREEMENT OR ANY OTHER DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNIT SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR FLORIDA RESIDENTS ONLY:

EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF UNITS HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

7

7.	MISCELLANEOUS PROVISIONS.

(a)	Modification. Neither this Agreement nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(b)	Brokers and Finders. Each party acknowledges it has not engaged any brokers, finders or agents in connection with the Unit Securities and the Company has not incurred nor will incur, directly or indirectly, as a result of the sale of the Unit Securities, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Unit Securities.

(c)	Notices. Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth below using any other means (including personal delivery, expedited courier, messenger service, fax or ordinary mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient:

If to the Company:	3001 NW 25th Avenue, Suite 1
Pompano Beach, FL 33069
Attention: Robert Carmichael, Chief Executive Officer
Telecopier: (954) 462-5570
Email: Robert@browniesmarinegroup.com

If to the subscriber:	To the address set forth below.

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(d)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)	Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person or entity, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and his or its heirs, executors, administrators, successors, legal representatives and assigns.

(f)	Assignability. This Agreement is not transferable or assignable by the undersigned. This Agreement shall be transferable or assignable by the Company.

(g)	Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles. Any action with respect to the subject matter of this Agreement otherwise related to the undersigned’s investment in or ownership of the Company shall be litigated in the state or federal courts situated in Broward County, Florida, to which jurisdiction and venue all parties consent; any such action shall be by bench trial, with each party waiving its right to trial by jury to adjudicate the matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

8

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

The undersigned hereby subscribes for the Unit in the amount indicated below, and agrees to be bound by the terms of the Subscription Agreement to which this signature page is a part.

The undersigned desires to purchase the Unit for the Purchase Price of $500,000. The undersigned will pay the Purchase Price of the Unit by (check one):

[ ]	delivering a certified or bank check payable to Brownie’s Marine Group, Inc., together with this Agreement.

[ ]	sending by wire transfer to Brownie’s Marine Group, Inc., the purchase price of the Units contemporaneously with signing and delivering this Agreement.

[ ]	a combination of those listed above. If the undersigned checks this method of payment, please describe below, the methods elected:

Manner in which title to the Unit is to be held (check one):

[ ] Individual	[ ] Partnership
[ ] Tenants by the Entireties*	[ ] Limited Liability Partnership
[ ] Joint Tenants with Rights of Survivorship*	[ ] Corporation

[ ] Community Property*	[ ] Uniform Gift to Minors Act

State: __________________________________ Custodian’s Name: ________________________ Minor’s Name: _______________________

[ ] Tenants in Common*	[ ] Trust/Date of Trust_______________________
[ ] Individual Retirement Account(IRA)*	[ ] Limited Liability Company
[ ] Keogh Plan	[ ] Pension Plan/Name: ______________________

* Two signatures required.

INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 11.

SUBSCRIBERS THAT ARE ENTITIES MUST COMPLETE PAGE 12.

9

SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBERS

This Subscription Agreement is dated as of this 6 day of March, 2019 at Singer Island, Florida.

Charles F. Hyatt
Exact Name in Which Title is to be Held (Please Print)

Name (Please Print)	Name of Additional Purchaser

Address of Principal Residence	Address of Additional Purchaser

City, State and Zip Code	City, State and Zip Code

Country	Country

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

acceptance

This Subscription Agreement is accepted as of this 7th day of March 2019 for the purchase of the Unit.

BROWNIE’S MARINE GROUP, INC.

By:	/s/ Robert M. Carmichael
Its:	Chief Executive Officer

10

SIGNATURE PAGE FOR SUBSCRIBERS THAT ARE ENTITIES

(Corporation, Partnership, Trust, Etc.)

This Subscription Agreement is dated as of this _________ day of _______________, 2019 at (city) _____________________, (state) _______________.

Name of Entity in Which Title is to be Held (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

Principal Address

City, State and Zip Code

Country

Telephone Number

Fax Number (if available)

E-Mail (if available)

By:
Name:
[seal]	Title:

Attest:
(If Entity is a Corporation)

Address

acceptance

This Subscription Agreement is accepted as of this __________ day of _________________, 2019 for the purchase of the Unit.

BROWNIE’S MARINE GROUP, INC.

By:
Its:

11

WIRE INSTRUCTIONS

Wire Funds To:	Brownies Marine Group, Inc.
3001 NW, 25th Avenue
Suite 1
Pompano Beach, FL, 33069

ABA #:	267090594

For Credit to:	Brownies Marine Group, Inc.

Bank Name:	Bank United
900 SE 3rd Avenue
Fort Lauderdale, FL 33316

Account #:	9852999356

SWIFT CODE:	BUFBUS3M

For Benefit of:	Brownie’s Marine Group, Inc.

Exhibit A

FORM OF WARRANT